Amendment to WIPA dated 7/26/2013

It is hereby agreed upon by the signing parties below that a time extension to 12/31/2013 shall be granted PFE-Jack County Prospect, LLC to fund $1,590,950 for the drilling of 1 well and 1 Disposal well. A 90 day additional extension will be granted upon Santa Fe’s approval.

PFE-JCP will wire this amount for a completed well, with the understanding that if a decision is made by SFPI not to complete the well, i.e. declare it a dry hole, that the money over and above the dry hole and plugging cost will be wired back to PFE-JCP within 30 days of the plugging of the well. However, the time may be extended should SFPI not have received all cost invoices prior to the above 30 days date. The extension would be no longer than a total of 60 days.

The signing parties acknowledge that the PPM being prepared by Shartsis Friese for PFE-JCP will be for 3 wells to be drilled on the 320 acre Letz Lease. The wells will be drilled under the same Turnkey arrangement as established for the Letz #1 well unless a change in the amount is agreed upon, either up or down, and mutually agreed upon.

It is further agreed that the remaining drilling sites on the Letz Lease, presumably 5 more sites if full funding of the $5,400,000 PPM is achieved, will be offered to Proven Fields Energy LLC on a right of first refusal basis.

SFPI further agrees to a reduction of their WI from 24% to 23% and a subsequent increase in PFE-JCP’s WI from 76% to 77%. This increase has been granted to PFE-JCP to help defray the cost of marketing the PPM through wholesalers that are to be paid with those WIs by PFE-JCP.

Finally it is agreed that SFPI is increasing its’ estimate of Lease Operating Expenses to operate the Letz #1 and subsequent wells drilled on the Letz Lease from 12.5% to 15%. It is understood that this is an estimate only and will change from time to time.

ACCEPTED:

SANTA FE PETROLEUM, INC

__/s/ Tom Griffin, President_______ DATE___November 11, 2013

PFE-JACK COUNTY PROSPECT, LLC

_/s/ John F. Ward_________________ DATE_ November 11, 2013__

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